NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE  CONTACT: Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS SECOND QUARTER RESULTS
Gross Premiums Written Grew to $2.132 Billion; Book Value Per Share Grew 7.7%, Before Dividends and Share Repurchases
Greenwich, CT, July 21, 2020 - W. R. Berkley Corporation (NYSE: WRB) today reported its second quarter 2020 results.

Summary Financial Data
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2020	2019	2020	2019

Gross premiums written	$2,132,246	$2,089,861	$4,363,618	$4,136,090
Net premiums written	1,739,818	1,743,464	3,585,664	3,453,065

Net income to common stockholders	71,260	216,709	66,842	397,431
Net income per diluted share	0.38	1.12	0.35	2.06

Operating income (1)	11,552	158,798	144,064	287,773
Operating income per diluted share	0.06	0.82	0.76	1.49

Return on equity (2)	4.7%	15.9%	2.2%	14.6%

(1)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses) and related expenses.
(2)Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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Second quarter highlights included:

•Average rate increases excluding workers' compensation were approximately 13.0%.
•The accident year combined ratio before catastrophe losses was 90.2%. The reported combined ratio was 98.7%.
•Catastrophes added 8.7 loss ratio points to the reported combined ratio, including 5.1 loss ratio points for COVID-19 related losses.
•Book value per share grew 7.7%, before dividends and share repurchases.
•Total capital returned to stockholders was $117 million, including $96 million of share repurchases and $21 million of ordinary dividends.
•Cash and liquid investments of more than $1.5 billion at the holding company.

The Company commented:
The second quarter of 2020 was most notably characterized by the COVID-19 pandemic and its impact on the U.S. and global economies. As previously announced, the Company incurred $85 million of net COVID-19 related losses during the period. The losses reflect newly available information and legal and regulatory developments that arose during the quarter. The total represents our best estimate of ultimate losses based on currently available information. Total catastrophe losses also included $20 million for losses related to civil unrest and $40 million primarily attributable to severe weather-related events in the U.S. Notwithstanding, inclusive of all these events, the Company reported a 98.7% combined ratio.
In spite of the current challenges, positive rate momentum persisted. The primary impetus for this continued momentum is the growing industry concern over the low interest rate environment and social inflation, which has shown no signs of abating. We believe that the current environment has heightened risk awareness and further reinforced this trend. Average rate increases excluding workers' compensation in the second quarter of 2020 of approximately 13% mitigated the top-line impact of the shrinking economy. Consequently, gross premiums written grew despite the current economic environment. While re-opening the global economy is unlikely to be a smooth process, we anticipate that it will have a meaningful favorable impact on our future growth.
Net investment income was adversely impacted by a $58 million loss from investment funds, which are reported on a one-quarter lag. The loss was driven by the first quarter downturn in the financial markets resulting from the COVID-19 related economic shutdown. We continue to manage our portfolio for total return in light of low interest rates and maintain a conservative fixed-maturity portfolio with an average rating of AA- and a duration of 2.4 years. Given the uncertainty in the financial markets and the economy, we have taken a defensive position to enhance our liquidity by investing in high-quality shorter-term assets, including cash and cash equivalents.
The first half of 2020 has been highly unusual in many regards. Our Company has performed relatively well and our people have demonstrated tremendous resiliency. Much remains unknown as we move into the second half of the year, yet often the best opportunities for the market to correct itself and provide an appropriate risk-adjusted return arise from periods of the greatest uncertainty. We see this as one of those moments, and we are well positioned to realize these opportunities as the economy improves.

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Webcast Conference Call
        The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on July 21, 2020, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at https://ir.berkley.com/news-and-events/events-and-presentations/default.aspx. Please log on at least ten minutes early to register and download and install any necessary software. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call. Additional financial information can be found on the Company's website at https://ir.berkley.com/investor-relations/financial-information/annual-reports/default.aspx.
About W. R. Berkley Corporation
        Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance & Monoline Excess.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2020 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the ongoing COVID-19 pandemic, including the related impact on the U.S. and global economies; the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities, epidemics or pandemics, such as COVID-19; the impact of climate change, which may increase the frequency and severity of catastrophe events; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; foreign currency and political risks (including those associated with the United Kingdom's withdrawal from the European Union, or "Brexit") relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2015; the ability or willingness of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or cyber security issues; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2020 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2020	2019	2020	2019
Revenues:
Net premiums written	$1,739,818	$1,743,464	$3,585,664	$3,453,065
Change in unearned premiums	(62,903)	(96,623)	(217,331)	(213,368)
Net premiums earned	1,676,915	1,646,841	3,368,333	3,239,697
Net investment income	85,431	188,333	260,194	346,587
Net investment gains (losses):
Net realized and unrealized gains (losses) on investments	61,653	73,574	(81,632)	142,226
Change in allowance for credit losses on investments (1)	16,232	—	(17,657)	—
Net investment gains (losses)	77,885	73,574	(99,289)	142,226
Revenues from non-insurance businesses	75,742	89,297	169,471	181,124
Insurance service fees	19,870	22,446	45,621	47,759
Other income	183	2,893	2,305	3,013
Total revenues	1,936,026	2,023,384	3,746,635	3,960,406
Expenses:
Losses and loss expenses	1,135,126	1,028,830	2,242,379	2,017,479
Other operating costs and expenses	580,840	591,828	1,159,173	1,179,916
Expenses from non-insurance businesses	76,238	88,272	170,996	178,397
Interest expense	38,373	40,718	75,105	81,439
Total expenses	1,830,577	1,749,648	3,647,653	3,457,231
Income before income taxes	105,449	273,736	98,982	503,175
Income tax expense	(33,793)	(56,309)	(30,852)	(104,134)
Net income before noncontrolling interests	71,656	217,427	68,130	399,041
Noncontrolling interests	(396)	(718)	(1,288)	(1,610)
Net income to common stockholders	$71,260	$216,709	$66,842	$397,431

Net income per share:
Basic	$0.38	$1.14	$0.36	$2.09
Diluted	$0.38	$1.12	$0.35	$2.06

Average shares outstanding (2):
Basic	185,979	190,512	188,133	190,456
Diluted	187,862	193,059	190,078	192,804

(1)The inclusion of the allowance for credit losses on investments commenced January 1, 2020 due to the adoption of ASU 2016-13.
(2)Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1)

	Second Quarter		Six Months
	2020	2019	2020	2019
Insurance:
Gross premiums written	$1,917,702	$1,905,367	$3,859,511	$3,715,850
Net premiums written	1,543,157	1,574,585	3,126,475	3,071,964
Premiums earned	1,465,044	1,475,184	2,949,999	2,902,218
Pre-tax income	76,546	225,871	252,493	410,387
Loss ratio	67.0%	62.9%	66.1%	62.5%
Expense ratio	30.7%	30.9%	31.0%	31.4%
GAAP combined ratio	97.7%	93.8%	97.1%	93.9%

Reinsurance & Monoline Excess:
Gross premiums written	$214,544	$184,494	$504,107	$420,240
Net premiums written	196,661	168,879	459,189	381,101
Premiums earned	211,871	171,657	418,334	337,479
Pre-tax income	12,566	52,635	49,080	97,490
Loss ratio	72.2%	59.2%	70.3%	60.0%
Expense ratio	32.9%	36.0%	32.6%	36.0%
GAAP combined ratio	105.1%	95.2%	102.9%	96.0%

Corporate and Eliminations:
Net investment gains (losses)	$77,885	$73,574	$(99,289)	$142,226
Interest expense	(38,373)	(40,718)	(75,105)	(81,439)
Other revenues and expenses	(23,175)	(37,626)	(28,197)	(65,489)
Pre-tax income (loss)	16,337	(4,770)	(202,591)	(4,702)

Consolidated:
Gross premiums written	$2,132,246	$2,089,861	$4,363,618	$4,136,090
Net premiums written	1,739,818	1,743,464	3,585,664	3,453,065
Premiums earned	1,676,915	1,646,841	3,368,333	3,239,697
Pre-tax income	105,449	273,736	98,982	503,175
Loss ratio	67.7%	62.4%	66.6%	62.2%
Expense ratio	31.0%	31.5%	31.2%	31.9%
GAAP combined ratio	98.7%	93.9%	97.8%	94.1%

(1)Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

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Supplemental Information
(Amounts in thousands)

	Second Quarter		Six Months
	2020	2019	2020	2019
Net premiums written:
Other liability	$559,727	$546,861	$1,141,371	$1,053,811
Short-tail lines (1)	323,164	337,611	631,053	616,447
Workers' compensation	273,036	340,430	600,322	694,617
Commercial automobile	213,063	198,728	418,490	411,683
Professional liability	174,167	150,955	335,239	295,406
Total Insurance	1,543,157	1,574,585	3,126,475	3,071,964
Casualty reinsurance	132,927	106,690	276,388	211,206
Monoline excess	19,571	23,929	94,838	91,721
Property reinsurance	44,163	38,260	87,963	78,174
Total Reinsurance & Monoline Excess	196,661	168,879	459,189	381,101
Total	$1,739,818	$1,743,464	$3,585,664	$3,453,065

Losses from catastrophes (including COVID-19 related losses):
Insurance	$114,038	$25,446	$170,619	$38,064
Reinsurance & Monoline Excess	31,822	57	54,015	99
Total	$145,860	$25,503	$224,634	$38,163

Net investment income:
Core portfolio (2)	$111,679	$134,294	$244,727	$270,552
Investment funds	(57,552)	46,840	(16,975)	58,251
Arbitrage trading account	31,304	7,199	32,442	17,784
Total	$85,431	$188,333	$260,194	$346,587

Net realized and unrealized gains (losses) on investments:
Net realized (losses) gains on investments	$(261)	$4,156	$10,921	$30,730
Change in unrealized gains (losses) on equity securities	61,914	69,418	(92,553)	111,496
Total	$61,653	$73,574	$(81,632)	$142,226

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$519,234	$518,160	$1,051,158	$1,031,951
Insurance service expenses	20,423	25,386	42,995	51,343
Net foreign currency (gains) losses	(7,382)	470	(28,923)	(6,494)
Other costs and expenses	48,565	47,812	93,943	103,116
Total	$580,840	$591,828	$1,159,173	$1,179,916

Cash flow from operations	$427,282	$324,316	$579,851	$402,646

Reconciliation of net income to operating income:
Net income	$71,260	$216,709	$66,842	$397,431
Pre-tax investment (gains) losses, net of related expenses	(77,785)	(73,375)	99,807	(139,245)
Income tax expense (benefit)	18,077	15,464	(22,585)	29,587
Operating income after-tax (3)	$11,552	$158,798	$144,064	$287,773

(1)Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.
(2)Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(3)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses). Net investment gains (losses) are computed net of related expenses, including performance-based compensatory costs associated with realized investment gains. Management believes this measurement provides a useful indicator of trends in the Company’s underlying operations.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	June 30, 2020	December 31, 2019

Net invested assets (1)	$20,202,785	$19,856,776
Total assets	27,322,349	26,630,030
Reserves for losses and loss expenses	13,088,904	12,583,249
Senior notes and other debt	1,725,449	1,427,575
Subordinated debentures	1,199,198	1,198,704
Common stockholders’ equity (2)	5,801,116	6,074,939
Common stock outstanding (3)	177,931	183,412
Book value per share (4)	32.60	33.12
Tangible book value per share (4)	31.33	31.87

(1)Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.
(2)As of June 30, 2020, reflected in common stockholders' equity are after-tax unrealized investment gains of $209 million and unrealized currency translation losses of $459 million. As of December 31, 2019, after-tax unrealized investment gains were $125 million and unrealized currency translation losses were $382 million.
(3)During the three months ended June 30, 2020, the Company repurchased 1,953,344 shares of its common stock for $96 million. During the six months ended June 30, 2020, the Company repurchased 5,604,103 shares of its common stock for $299 million. The number of shares of common stock outstanding excludes shares held in a grantor trust.
(4)Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
June 30, 2020
(Amounts in thousands)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$693,767	3.4%
State and municipal:
Special revenue	$2,253,542	11.2%
Local general obligation	441,919	2.2%
State general obligation	421,765	2.1%
Pre-refunded	325,431	1.6%
Corporate backed	232,730	1.2%
Total state and municipal	3,675,387	18.2%
Mortgage-backed securities:
Agency	622,965	3.1%
Residential - Prime	319,371	1.6%
Commercial	217,558	1.1%
Residential - Alt A	9,336	—%
Total mortgage-backed securities	1,169,230	5.8%
Asset-backed securities	3,098,198	15.3%
Corporate:
Industrial	1,999,122	9.9%
Financial	1,431,704	7.1%
Utilities	322,715	1.6%
Other	19,040	0.1%
Total corporate	3,772,581	18.7%
Foreign government	871,922	4.3%
Total fixed maturity securities (1)	13,281,085	65.7%
Equity securities available for sale:
Preferred stocks	245,297	1.2%
Common stocks	116,968	0.6%
Total equity securities available for sale	362,265	1.8%
Cash and cash equivalents (2)	2,665,235	13.2%
Real estate	2,072,772	10.3%
Investment funds (3)	1,158,344	5.7%
Arbitrage trading account	580,950	2.9%
Loans receivable	82,134	0.4%
Net invested assets	$20,202,785	100.0%

(1)Total fixed maturity securities had an average rating of AA- and an average duration of 2.4 years, including cash and cash equivalents.
(2)Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.
(3)Investment funds are net of related liabilities of $0.9 million.